Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Diedrich Coffee, Inc. and Subsidiaries

Irvine, CA

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated September 22, 2009, relating to the consolidated financial statements of Diedrich Coffee, Inc. and Subsidiaries, which is incorporated by reference in this Registration Statement.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ BDO Seidman, LLP

November 17, 20009

Costa Mesa, CA